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                                                                    Exhibit 23.5

                         CONSENT OF NOMINEE FOR DIRECTOR

         The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Registration Statement on Form S-11 (the "Registration Statement") of Hines Real Estate Investment Trust, Inc., a Maryland real estate investment trust (the "Company"), that the undersigned has been nominated to serve as a director of the Company, effective upon the effective date of the Registration Statement.

Dated December 23, 2003

                                             Signed: /s/ GEORGE A. DAVIS
                                                     -------------------
                                                     George A. Davis